UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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Lincoln Educational Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Executive Drive, Suite 340
West Orange, New Jersey 07052

March 27, 2009

Dear Shareholder:

You are invited to attend the 2009 Annual Meeting of Shareholders of Lincoln Educational Services Corporation to be held on April 30, 2009, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, at 10:00 a.m. local time.

At this year’s meeting, you will be asked to elect 10 directors, to vote upon a proposal to amend the Company’s 2005 Non-Employee Directors Restricted Stock Plan to increase the number of available shares thereunder, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.  The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Our board of directors unanimously believes that the election of the nominees for directors, the amendment of the Company’s 2005 Non-Employee Directors Restricted Stock Plan and the ratification of the selection of independent registered public accounting firm are in the best interests of the company and its shareholders and, accordingly, recommends a vote FOR the election of the nominees for directors, FOR the amendment of the Company’s 2005 Non-Employee Directors Restricted Stock Plan and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to shareholders.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or giving your proxy authorization via the Internet. Please read the instructions accompanying the proxy card for details on giving your proxy authorization via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR OUR ANNUAL MEETING
Our proxy statement and our 2008 annual report to stockholders are available at
http://www.lincolneducationalservices.com/proxy
YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the Internet or by signing, dating and returning the proxy card
mailed to those who receive paper copies of this proxy statement.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.  TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 5:00 P.M. (EASTERN TIME) ON APRIL 29, 2009.

Sincerely,

/s/ David F. Carney
David F. Carney
Chairman and CEO

LINCOLN EDUCATIONAL SERVICES CORPORATION
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

NOTICE OF

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2009

To the Shareholders of Lincoln Educational Services Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), will be held on April 30, 2009, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, at 10:00 a.m. local time. At the annual meeting, shareholders will be asked:

1.	To elect 10 directors to serve until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified.

2.	To approve an amendment to the Company’s 2005 Non-Employee Directors Restricted Stock Plan to increase the numbers of shares available for grants under the plan.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2009.

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

The board of directors of the Company has fixed the close of business on March 17, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting in person. Shareholders of record as of the close of business on March 17, 2009, the record date, will be admitted to the annual meeting upon presentation of identification. Shareholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company’s common stock beneficially and want to vote in person at the annual meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the annual meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 5:00 P.M. (EASTERN TIME) ON APRIL 29, 2009.

By Order of the Board of Directors

/s/ Kenneth M. Swisstack
Kenneth M. Swisstack
Corporate Secretary
West Orange, New Jersey
March 27, 2009

LINCOLN EDUCATIONAL SERVICES CORPORATION
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2009

GENERAL

This Proxy Statement is provided to the shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Shareholders of the Company to be held on April 30, 2009, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, at 10:00 a.m. local time, and any and all adjournments or postponements thereof. The board of directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about March 27, 2009.

Solicitation

This solicitation is made by mail on behalf of the board of directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation.  The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s common stock, no par value per share (the “Common Stock”).

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 17, 2009, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 26,623,491 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

Shareholders of record can vote either in person at the annual meeting or by proxy whether or not they attend the meeting.  To vote by proxy, a shareholder must either: (a) fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope, or (b) vote by Internet (instructions on Internet voting accompany the proxy card).

The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to amend the Company’s 2005 Non-Employee Directors Restricted Stock Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  Abstentions, however, will not be counted as votes “for” or “against” the election of directors, “for” or “against” the amendment of the Company’s 2005 Non-Employee Directors Restricted Stock Plan or “for” or “against” the ratification of the appointment of Deloitte & Touche LLP.  It is expected that brokers will have discretionary power to vote on each of the proposals.

Shares of Common Stock represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company and not validly revoked will be voted as specified on the proxy. If no specification is made on a properly executed and returned proxy, the shares represented thereby will be voted FOR the election of each of the 10 nominees for director named in this Proxy Statement, FOR the amendment of the Company’s 2005 Non-Employee Directors Restricted Stock Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

Revocability of Proxies

Shareholders may revoke a proxy at any time before the proxy is exercised. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company or by voting in person at the annual meeting.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Shareholders will be asked at the annual meeting to elect 10 directors.  Our bylaws allow for a minimum of three directors and a maximum of 11 directors. Each elected director will hold office until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified.  The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, if elected, but if any nominee should for any reason be unable or unwilling to serve, if so elected, the proxies received by the Company will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee.

Shareholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

Upon recommendation of the Nominating and Corporate Governance Committee, the following 10 persons have been selected by the board of directors as nominees for election to the board of directors: David F. Carney, Shaun E. McAlmont, Alexis P. Michas, James J. Burke, Jr., Jerry G. Rubenstein, Paul E. Glaske, Peter S. Burgess, J. Barry Morrow, Celia H. Currin and Charles F. Kalmbach. All of the nominees are incumbent directors, except for Mr. McAlmont. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

A plurality of the votes cast at the annual meeting is required for the election of directors.

The board of directors unanimously recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the directors and executive officers of the Company as of the record date for the annual meeting:

Name	Age	Position Held

David F. Carney (1)	69	Chief Executive Officer and Chairman of the Board of Directors
Shaun E. McAlmont	43	President and Chief Operating Officer
Scott M. Shaw	46	Executive Vice President and Chief Administrative Officer
Cesar Ribeiro	44	Senior Vice President, Chief Financial Officer and Treasurer
Alexis P. Michas (1) (3) (4)	51	Director
James J. Burke, Jr. (1) (3) (4)	57	Director
Jerry G. Rubenstein (2) (5)	78	Director
Paul E. Glaske (3) (4) (5)	75	Director
Peter S. Burgess (2) (5)	66	Director
J. Barry Morrow (4) (5)	56	Director
Celia H. Currin (2) (5)	60	Director
Charles F. Kalmbach (2) (3) (5)	62	Director
__________

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Nominating and Corporate Governance Committee.
(5) Independent director.

On January 21, 2009, the Company announced that Shaun E. McAlmont, currently our President and Chief Operating Officer, will assume the title and duties of President and Chief Executive Officer, effective April 30, 2009. David F. Carney will continue to serve as Chairman and Chief Executive Officer of the Company through April 29, 2009 and will assume the title and duties of Executive Chairman of the Company beginning April 30, 2009.

David F. Carney joined us in 1999 as Chief Executive Officer and Chairman of the board of directors, prior to which he served as a consultant following the sale of his two school companies to Computer Learning Centers, Inc. Previously, Mr. Carney spent 20 years in various capacities with British Oxygen Group Limited, including CFO and Vice President of Development of the Education Services Division which operated 25 technical schools. From 1990 to 1992, Mr. Carney was President of the Massachusetts Association of Private Career Schools. Mr. Carney received a B.S. from Seton Hall University. Mr. Carney has over 30 years of experience in the career education industry.

Shaun E. McAlmont joined us in 2005 and currently serves as our President and Chief Operating Officer.  Prior to taking this position, Mr. McAlmont served as Executive Vice President and President of Online and Group Vice President of the Company. Prior to joining Lincoln, Mr. McAlmont spent six years as an executive with the Alta Colleges Corporation serving as President of Westwood College Online and prior to that as a Regional Vice President for Alta.  Mr. McAlmont earned his B.S. from Brigham Young University and his M.A. in Education from the University of San Francisco.

Scott M. Shaw joined us in 2001 and currently serves as our Executive Vice President and Chief Administrative Officer.  Prior to taking this position, Mr. Shaw served as Executive Vice President and Senior Vice President of Strategic Planning and Business Development.  Prior to joining Lincoln, Mr. Shaw was a partner at Stonington Partners, Inc., where he had been since 1994. As a partner at Stonington, Mr. Shaw was responsible for identifying, evaluating and acquiring companies and then assisting in the oversight of these companies through participation on the board of directors. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisition and new investment opportunities, to assist with refinancings, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc. from 1994 through 2000. Mr. Shaw holds an M.B.A. from the Wharton School of Business and a B.A. from Duke University.

Cesar Ribeiro joined us in 2004 and currently serves as our Senior Vice President, Chief Financial Officer and Treasurer. From September 2002 through June 2004, Mr. Ribeiro was self-employed providing both consulting services and private money management services. Prior to that, he was an audit partner with Arthur Andersen LLP, where he had been since 1987. Mr. Ribeiro holds a B.S. from Rutgers University.

Alexis P. Michas has served on our board of directors since 1999. He has been the Managing Partner of Stonington Partners, Inc. since 1996. Mr. Michas received an A.B. from Harvard University and an M.B.A. from Harvard University Graduate School of Business Administration. Mr. Michas also is a director of BorgWarner Inc., PerkinElmer, Inc., Air Tran Airways, Inc. and a number of privately-held companies.

James J. Burke, Jr. has served on our board of directors since 1999. He has been a partner and director of Stonington Partners Inc. since 1994. He received a B.A. from Brown University and an M.B.A with Distinction from Harvard University Graduate School of Business Administration. Mr. Burke also serves on the board of directors of Ann Taylor Stores Corporation and a number of non-profit organizations.

Jerry G. Rubenstein has served on our board of directors since 1999. Mr. Rubenstein has organized and managed several entrepreneurial ventures, including OMNI Management Associates, where he has served as President since 1979. Mr. Rubenstein currently serves on the boards of directors of The Philadelphia Chamber Music Society (as Chairman), Marlboro Music School, Inc., The Mary Louise Curtis Bok Foundation and The Foreign Policy Research Institute. Mr. Rubenstein received his bachelor of business administration from the City College of New York.

Paul E. Glaske has served on our board of directors since 2004. Mr. Glaske was Chairman and Chief Executive Officer from April 1992 until his retirement in 1999 of Blue Bird Corporation, a leading manufacturer of school buses, motorhomes and a variety of other vehicles. He currently serves on the board of directors of Camcraft, Inc., Energy Transfer Partners and Energy Transfer Equities.  He is also on the Senior Council of the Texas Association of Business. Mr. Glaske earned his B.S. in Business Administration from Bob Jones University and his M.B.A. from Pepperdine University.

Peter S. Burgess, CPA has served on our board of directors since 2004. In 1999, Mr. Burgess retired from Arthur Andersen LLP where he was an accounting and business advisory partner serving numerous manufacturing, insurance and financial services enterprises. Following his retirement, he has provided consulting services specializing in litigation support, mergers and acquisitions and audit committee responsibilities under securities exchange requirements and the Sarbanes-Oxley Act. Mr. Burgess is also a director and chair of the audit committees of PMA Capital Corporation and John Hancock Trust and Funds II.  Mr. Burgess earned a B.S. in Business Administration from Lehigh University.

J. Barry Morrow has served on our board of directors since 2006.  He served as the Chief Executive Officer of Collegiate Funding Services from 2002 until 2006 when the company was merged with JPMorgan Chase. Mr. Morrow held the position of President and Chief Operating Officer of Collegiate Funding from 2000 to 2002. Prior to joining Collegiate Funding Services, Mr. Morrow served with the U.S. Department of Education as the General Manager of Financial Services for the Office of Student Financial Assistance and with SallieMae as Vice President of Regional Operations. Mr. Morrow holds a B.A. from Virginia Tech and a M.A. in public administration from George Washington University.

Celia H. Currin has served on our board of directors since 2006.  Ms. Currin is the Founder and CEO of BenchStrength Marketing, a marketing consultancy group focused on the information and media industries and of WhisperStreet.biz, an automatic website maker for small businesses. Prior to founding BenchStrength in 2003, Ms. Currin spent 25 years in a variety of senior management roles with Dow Jones & Company. She is President of the Board of Directors of Poets & Writers, the nation’s largest non-profit organization serving creative writers. Ms. Currin received her M.B.A. from Harvard Business School and her B.S from the University of Oregon.

Charles F. Kalmbach was appointed to our board of directors on August 1, 2008. Mr. Kalmbach has over 30 years of experience in a variety of industries including financial, professional and business services, healthcare and non-profit organizations. Since retiring as a Global Managing Partner of Accenture, Ltd., he has served as the CEO of DBM, Inc., the global human capital management firm, and as Princeton University's Chief Administrative Officer. He currently serves as the Vice Chairman of the Board of the University Medical System at Princeton and Chair of the Audit Committee of the Board of Resources for the Future in Washington, D.C.; and previously as a member of the Board of Midwest Airlines. Mr. Kalmbach earned his B.S., MA and PhD degrees from Princeton University and a J.D. in corporate and international law from the University of Pennsylvania.

Information on Board of Directors and its Committees

Directors are expected to attend our annual meeting of shareholders, board meetings and meetings of the committees on which they serve. They are also expected to prepare for meetings in advance and to dedicate the time at each meeting as necessary to properly discharge their responsibilities. Informational materials, useful in preparing for meetings, are distributed in advance of each meeting. In 2008, there were six meetings of the board, and each of the directors attended at least 83% of the meetings of the Board and committees on which he or she served. In addition, all of our directors attended our 2008 Annual Meeting of Shareholders.

The board of directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Audit Committee consists of directors Burgess (Chairman), Currin, Kalmbach and Rubenstein. It held five meetings in 2008. The board of directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is available on our website at www.lincolnedu.com.  The Audit Committee is directly responsible, among other things, for our accounting and financial reporting processes; the quality and integrity of our financial statements; the quality and integrity of our system of internal controls; our compliance with laws and regulations; our independent auditor's qualifications and independence; and the audit of our financial statements by a qualified independent auditor.

To fulfill these responsibilities, the Audit Committee will be aware of the current areas of greatest financial risk to us and understand management's assessment and management of the risks; consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the Securities and Exchange Commission (“SEC”); periodically review with the independent auditors their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;  review with management and the independent auditors our accounting policies and practices to ensure they meet the requirements with respect to the FASB, the SEC, the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board; select, evaluate and, if necessary, replace our independent auditors; actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors; engage advisors, as the committee determines is necessary, to carry out its duties; meet with the independent auditors, the internal auditors and senior management to review the scope and methodology of the proposed audit; discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies to the extent required by applicable law or listing standards; set clear hiring policies with respect to any current or former employees of our independent auditors; and establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters.  The Audit Committee is also charged with reviewing and approving all related person transactions.

The board of directors has determined that each of Messrs. Burgess and Rubenstein is an “audit committee financial expert” within the meaning of the regulations of the SEC.  Messrs. Burgess, Kalmbach and Rubenstein and Ms. Currin are independent directors under the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of directors Michas (Chairman), Burke, Glaske and Morrow.  The composition of the Nominating and Corporate Governance Committee does not, and is not required to, satisfy the independence requirements of The Nasdaq Global Market because we are a controlled company.  The Nominating and Corporate Governance Committee held two meetings in 2008. The charter for the Nominating and Corporate Governance Committee is published on our website at www.lincolnedu.com. The Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations to the board of directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the board of directors. The Nominating and Corporate Governance Committee also recommends to the board of directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the board of directors.

The Nominating and Corporate Governance Committee considers candidates for directors suggested by shareholders for elections to be held at an annual meeting of shareholders. Shareholders can suggest qualified candidates for directors by complying with the advance notification and other requirements of the Company’s bylaws regarding director nominations. Director nomination materials submitted in accordance with the Company’s bylaws will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for review and consideration. Director nominees suggested by shareholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Nominating and Corporate Governance Committee.

Generally, once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the board of directors, including, without limitation, the nominee’s management, leadership and business experience, skill and diversity, such as financial literacy and knowledge of directorial duties, and integrity and professionalism.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors and the board of directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee consists of directors Burke (Chairman), Glaske, Kalmbach and Michas.  The composition of the Compensation Committee does not, and is not required to, satisfy the independence requirements of The Nasdaq Global Market because we are a controlled company.  The Compensation Committee held three meetings in 2008. The Compensation Committee has the authority to develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;  recommend compensation and benefit plans to our board for approval;  review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer's compensation, evaluate the chief executive officer's performance in light of the goals and, based on such evaluation, determine the chief executive officer's compensation;  determine the annual total compensation for our named executive officers;  with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans;  review and recommend compensation for non-employee directors to our board; and  review and recommend employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our board. The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating director and executive compensation and may also retain counsel, accountants or other advisors, in its sole discretion.  In 2008, the Compensation Committee did not retain any compensation consultants.  The Compensation Committee also has the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate in accordance with applicable laws and regulations.  The charter for the Compensation Committee is published on our website at www.lincolnedu.com.

Compensation Committee Interlocks and Insider Participation

Messrs. Burke, Glaske and Michas served on the Compensation Committee during the entire 2008 fiscal year.  In addition, Charles Kalmbach has served on our Compensation Committee since his appointment to the board of directors on August 1, 2008.  There were no Compensation Committee interlocks or insider (employee) participation during 2008.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

The following tables provide information regarding the beneficial ownership of our Common Stock as of the record date for the annual meeting by (1) each of our directors, (2) each of our named executive officers, (3) all directors and executive officers as a group, and (4) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders named below. Except as otherwise indicated, we believe, based on information furnished by such owners, that the beneficial owners of our Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

CERTAIN BENEFICIAL OWNERS

As of March 17, 2009, the only persons or groups that are known to us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock are:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned on February 18, 2009

Back to School Acquisition L.L.C. (1)	15,161,976	56.9%
Hart Capital LLC (2)	1,641,612	6.2%
__________

(1)
Based on the information reported in a statement on Schedule 13G/A filed with the SEC on February 17, 2009 by Stonington Capital Appreciation 1994 Fund, L.P. (the “Stonington Fund”), Stonington Partners, L.P. (“SP”), Stonington Partners, Inc. II (“SPII”), Stonington Partners, Inc. (“Stonington”) and Back to School Acquisition, L.L.C. (“BSA”) (collectively, the “Stonington Entities”), the information reported in a statement on Form 4 filed by SPII with the SEC on February 20, 2009 and information provided to us by Stonington Entities, BSA and Five Mile River Capital Partners LLC (“FMRCP”), Hart Capital LLC and Steven W. Hart. SPII is the general partner of SP, and SP is the general partner of the Stonington Fund.  Stonington is the management company, which, pursuant to a management agreement with the Stonington Fund, has full discretionary authority with respect to the Stonington Fund’s investments, including the authority to make and dispose of such investments.  The Stonington Fund controls, and has a 100% economic interest in, BSA.  BSA (i) owns 13,508,000 shares of Common Stock of the Company, (ii) has the power to direct the voting and, in certain circumstances the disposition, of 1,637,100 shares of Common Stock of the Company through a voting agreement with FMRCP (of which Hart Capital LLC is the managing member), (iii) has the power to direct the voting and, in certain circumstances the disposition, of 10,364 shares through stockholders’ agreements with Steven W. Hart and various Hart family trusts, and (iv) has the power to direct the voting and, under certain circumstances, through the exercise of drag-along rights, the disposition of 6,512 shares of Common Stock through a Stockholders’ Agreement, dated as of June 22, 2005, with Steven W. Hart, the Steven W. Hart 2003 Grantor Retained Annuity Trust (which terminated by its own terms on December 24, 2005) and the Company.  Alexis P. Michas is the Managing Partner of Stonington Partners, Inc. II and James J. Burke, Jr. is a Partner of Stonington Partners, Inc. II. Both are members of our board of directors.  Both BSA and Stonington Entities have their business address at 600 Madison Avenue, 16th Floor, New York, New York 10022.  We have not attempted to independently verify any of the foregoing information.

(2)
Based on the information reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2009 by Steven W. Hart, FMRCP and Hart Capital LLC, and information provided to us by Steven W. Hart, FMRCP and Hart Capital LLC.   The total number of shares consists of 1,637,100 shares held by FMRCP, of which Hart Capital LLC is the managing member. Steven W. Hart, a former member of our board of directors, is a Managing Director of Hart Capital LLC.  Mr. Hart may be deemed to be the beneficial owner of these shares by virtue of his membership interests in, and/or position as President of, Hart Capital LLC.  Both Mr. Hart and Hart Capital LLC disclaim beneficial ownership of all shares held by FMRCP.   The total number of shares also consists of 4,512 shares held by Mr. Hart.   The total number of shares does not include 10,364 shares of our common stock held in trusts for the benefit of Mr. Hart’s children, as to which Mr. Hart’s wife serves as sole trustee, and 2,000 shares held by Mr. Hart’s wife, as to which Mr. Hart disclaims beneficial ownership. The business address for FMRCP, Hart Capital LLC and Mr. Hart is 131 Rowayton Avenue, Rowayton, Connecticut 06853.  We have not attempted to independently verify any of the foregoing information.

The following table sets forth information as to the beneficial ownership of shares of our Common Stock as of March 17, 2009 of each director, including each nominee for director, and each named executive officer and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of Common Stock set forth.

Name of Beneficial Owners (1) (2)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

David F. Carney (3)	548,942	2.1%
Shaun E. McAlmont (4)	118,218	*
Scott M. Shaw (5)	412,477	1.5%
Cesar Ribeiro (6)	144,307	0.5%
Alexis P. Michas (7)	15,636,506	58.7%
James J. Burke, Jr. (8)	15,636,506	58.7%
Jerry G. Rubenstein (9)	54,670	*
Paul E. Glaske	13,530	*
Peter S. Burgess	13,030	*
J. Barry Morrow	11,586	*
Celia H. Currin	11,586	*
Charles F. Kalmbach	3,992	*
All executive officers and directors as a group	16,979,874	63.8%
__________

*	Less than 0.5%.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person or group has the right to acquire within 60 days after such date.

(2)	For purposes of the above table, the address for each named person is 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

(3)	Includes 192,288 shares of common stock currently held of record. Also includes options to purchase 356,654 shares of common stock.

(4)	Includes 55,884 shares of common stock currently held of record. Also includes options to purchase 62,334 shares of common stock.

(5)	Includes 116,977 shares of common stock currently held of record. Also includes options to purchase 295,500 shares of common stock.

(6)	Includes 55,972 shares of common stock currently held of record. Also includes options to purchase 88,335 shares of common stock.

(7)
Alexis P. Michas serves on our board of directors and is the Managing Partner of Stonington Partners, Inc. II, our largest shareholder, which controls, through its controlled subsidiary Back to School Acquisition, L.L.C., 56.9% of our common stock. Mr. Michas disclaims beneficial ownership of all but 11,030 shares of our common stock.

(8)
James J. Burke, Jr. serves on our board of directors and is a Partner of Stonington Partners, Inc. II, our largest shareholder, which controls, through its controlled subsidiary Back to School Acquisition, L.L.C., 56.9% of our common stock. Mr. Burke disclaims beneficial ownership of all but 11,030 shares of our common stock.

(9)
Jerry G. Rubenstein serves on our board of directors and is the beneficial owner of 54,670 shares of our common stock. The amount listed in the table includes options to purchase 33,070 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of 10% or more of the Company’s Common Stock to file reports of ownership of, and transactions in, the Company’s securities with the SEC, the Nasdaq Global Market and the Company.  The Company believes that all SEC filing requirements applicable to the Company’s directors and executive officers and beneficial owners of 10% or more of the Company’s Common Stock for 2008 were timely met.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2008.

Equity Compensation Plan Information
as of December 31, 2008

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities available for future issuance under equity compensation plans (excuding securities reflected in column (a))
	(a)	(2)	(c)
Equity compensation plans approved by Lincoln shareholders (1)	1,154,633	8.92	603,474
Equity compensation plans not approved by Lincoln shareholders	-	-	-
Total	1,154,633	8.92	603,474
__________

(1)
The equity compensation plans approved by the Company’s shareholders include the 2005 Long-Term Incentive Plan and the 2005 Non-Employee Directors Restricted Stock Plan.  All of the Company’s equity compensation plans have been approved by our shareholders.

(2)	Weighted average exercise price of outstanding stock options; excludes restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2008 to the following individuals, whom we refer to as our named executive officers:

●	David F. Carney, Chairman and Chief Executive Officer
●	Shaun E. McAlmont, President and Chief Operating Officer
●	Scott M. Shaw, Executive Vice President and Chief Administrative Officer
●	Cesar Ribeiro, Senior Vice President, Chief Financial Officer and Treasurer

In 2008, the Company had only four executive officers.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for establishing, implementing and monitoring adherence with our compensation program. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, our compensation and benefit plans and policies, administer our stock plans (including reviewing and approving equity grants to directors and executive officers) and review and approve annually all compensation decisions relating to our named executive officers.  The Committee’s charter requires that the Committee meet a minimum of two times annually to review executive compensation programs, approve compensation levels and performance targets, review management performance, and approve final executive bonus distributions.  The Committee met three times in 2008.

Compensation Philosophy and Objectives

The Company and the Committee believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

Our compensation program is designed to offer executive officers competitive compensation based on our performance, our unique niche, strategy, business model and execution and on the individual’s contribution, performance and leadership. Our compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of shareholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.

The Compensation Committee has reviewed all components of the compensation for the named executive officers, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock options, the dollar value to the executive and cost to the Company of all perquisites, and the actual projected payout obligations under potential severance and change-in-control scenarios.

Setting Executive Compensation

We intend to continue our strategy of compensating our executives through programs that emphasize performance-based incentive compensation. We have structured annual and long-term cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and rewards the executives for achieving such goals. For the named executive officers, the current compensation package includes a base salary, an annual cash incentive and grants of restricted stock. Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company. The Committee believes the combined value of base salary plus annual cash incentive is competitive with the salary and bonus provided to similarly situated executives for companies in our industry. In allocating compensation among these components, the Committee believes that the compensation of our senior levels of management, the levels of management having the greatest ability to influence our performance, should be predominately performance based, while lower levels of management should receive a greater portion of their compensation as base salary.  The Committee approves and oversees the total compensation package for the Company’s Chief Executive Officer including, without limitation, his base salary, annual incentives, stock options and other equity-based compensation and reviews the recommendations of the Company’s Chief Executive Officer in connection with the total compensation package for each of the other named executive officers.

The three main components in our executive compensation program are:

●	Base Salary
●	Annual Incentive Bonus
●	Stock Incentives

Base Salary

Base salaries for our named executive officers are based on job responsibilities and individual contribution with reference to base salary levels of executives at comparable publicly held companies and our general compensation practices.  Our base salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percent of total compensation.

Annual Incentive Bonus

Our named executive officers are eligible to participate in the Management Incentive Compensation Plan (the “MIC Plan”).  Under the MIC Plan, the Committee approves an annual incentive cash bonus calculation for our named executive officers taking into account certain financial performance targets and the individual’s strategic task accomplishments.  Such bonuses, if any, are intended to reflect the Committee’s belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.  The amount of such bonus will be based upon our achievement of revenue and net income targets as well as each officer’s achievement of their own key non-financial performance objectives, in each case established each year by the Committee and our Board of Directors.

For 2008, the Committee and our Board of Directors set the target bonus levels equal to 100% of base salary for our Chairman and Chief Executive Officer and 75% of base salary for the named executive officers other than our CEO.  For each of the named executive officers, including the CEO, the bonus calculations were as follows:  (a) 60% of each executive officer’s target bonus would be awarded if we achieved our net income goal; (b) 20% of the target bonus would be awarded if we achieved our revenue goal; and (c) 20% of the target bonus would be awarded if the named executive officer achieved his key non-financial performance objectives.

Net Income Component

The named executive officers can earn a portion of their target bonus if our net income is within 10% of our annual target goal.  For illustration purposes only, if our net income target was $1,000,000 and our audited financials for that year showed a net income of $990,000 (or 99% of our target), the named executive officers would receive 90% of their 60% target bonus attributable to net income.  The percentage would decrease by 10% for each percentage point under the target goal.  Using the same example, if our audited financials showed net income of $900,000 (or 90% of our goal), the named executive officers would not receive any portion of their annual bonus attributable to net income.

Our executive officers can earn more than their target bonus if our net income is greater than the target goal.  Using the example in the previous paragraph, if our audited financials for that year showed a net income of $1,010,000 (or 101% of our target), the named executive officers would receive 104% of their 60% target bonus that is applicable to net income.  The percentage would increase by 4% for each percentage point above the target goal.  The maximum amount that can be earned by each named executive officer is 200% of their 60% target bonus component for net income.

Our net income for 2008 was 12% greater than the target goal.  Therefore, our named executive officers received 148% of their 60% target bonus attributable to net income.

Revenue Component

Similar to the net income component, the named executive officers can earn a portion of their target bonus if our revenues were within 5% of our annual target goal.  For illustration purposes only, if our revenue target was $100,000,000 and our audited financials for that year showed revenue of $99,000,000 (or 99% of our target), the named executive officers would receive 80% of their 20% target bonus attributable to revenue.  The percentage would decrease by 20% for each percentage point under the target goal.  Using the same example, if our audited financials showed revenue of $95,000,000 (or 95% of the Company’s target), the named executive officers would not receive any portion of their annual bonus attributable to revenue.

Our executive officers can earn more than their target bonus if our revenue was greater than the target goal.  Using the example in the previous paragraph, if the audited financials for that year showed revenue of $101,000,000 (or 101% of our annual target), the named executive officers would receive 104% of their 20% target bonus that is applicable to revenue.  The percentage would increase by 4% for each percentage point over the target goal.  The maximum amount that can be earned by each named executive officer is 200% of their 20% target bonus component for revenue.

Our revenue goal for 2008 was 1.4% greater than the target goal.  Therefore, our named executive officers received 106.4% of their 20% target bonus that was applicable to revenue.

Key Non-Financial Performance Objectives Component

Each of our named executive officers can earn 20% of their target bonus for the achievement of their key non-financial performance objectives.  As discussed earlier, the Committee and our Board of Directors establish key non-financial performance objectives for each of our named executive officers.  Our named executive officers achieved between 50% and 100% of their non-financial performance objectives for 2008.

Discretionary Awards

Our management has the discretion, subject to the approval of our Chairman and Chief Executive Officer and the Committee, to make adjustments above or below the amount calculated under the target formula, in cases where circumstances not under the control of our named executive officers have affected (positively or negatively) their ability to meet performance targets.   The Committee approved discretionary award bonuses for 2008 to Messrs. Carney, McAlmont, Shaw and Ribeiro.  These discretionary awards ranged from 37% to 45% of their annual target bonus opportunity.  Mr. Carney cannot award himself a discretionary award.

Aggregate Incentive Bonus

For 2008, the named executive officers received an annual incentive bonus ranging from 162% to 175% of their respective target bonus opportunities.   For additional information about the Annual Incentive Bonuses, please refer to the “Grants of Plan-Based Awards” table, which shows the target and maximum bonus amounts payable under the plan for 2008, and the Summary Compensation Table, which shows the actual amount of bonuses paid under the plan to our named executive officers for 2008.

Stock Incentives

The Committee believes that stock incentives provide an incentive that focuses the executive’s attention on the Company from the perspective of an owner with an equity stake in the business.  Restricted stock awards are granted as long-term incentives to motivate, reward and retain our named executive officers. The Committee believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our named executive officers through grants of stock-based awards.

Stock option grants provide for potential financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised.  Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe stock grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all of our shareholders. The exercise price of stock option grants is set at fair market value on grant date. Under the shareholder-approved 2005 Long-Term Incentive Stock Plan, the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event.  The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price.  Generally, stock options granted to named executive officers vest ratably over a three-year period based on the option holder’s continuous service with the Company.  This vesting feature encourages retention and provides long-term incentive.

In 2008, the Committee made grants of restricted stock to our named executive officers under the Company’s 2005 Long-Term Incentive Plan, but did not award any stock options.  The details of these grants are provided in the Summary Compensation Table.

No Backdating or Spring Loading

Lincoln does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options or restricted shares so that they are made before announcement of favorable information or after announcement of unfavorable information. Lincoln’s options are granted at fair market value on the date the option grants are approved by our Compensation Committee.  Fair market value has been consistently determined as the closing price on the Nasdaq Global Market on the grant date.  All option grants and restricted stock awards require the approval of the Compensation Committee. The Company’s general practice is to grant options and award shares of restricted stock only on the dates of each Committee meeting, although there are occasions when grants have been made on other dates.

Retirement Plans

The Company maintains a plan qualified under Section 401(k) of the Internal Revenue Code.  At the discretion of our board of directors, we may make discretionary matching and/or profit-sharing contributions into our 401(k) plan for eligible employees, which may be subject to vesting requirements. With respect to each of the named executive officers, the following matching contributions were made on their behalf under our 401(k) plan for 2008: $3,645 for Mr. Carney; $2,756 for Mr. McAlmont; $4,051 for Mr. Shaw; and $4,034 for Mr. Ribeiro.  We believe that a 401(k) plan induces our employees to save for future retirement needs and we encourage this by matching 30% of our employee’s annual contributions, up to 6% of total compensation.

Non-Qualified Deferred Compensation and Pension Arrangements

None of our named executive officers participate in a non-qualified deferred compensation program or pension arrangement.

 Perquisites and Other Personal Benefits

We provide each of the named executive officers with use of a vehicle for business and personal use and pay for associated costs, including automobile insurance, parking and fuel, as part of their employment agreements described below.  The value of this benefit is disclosed in the Summary Compensation Table.

Our named executive officers are also eligible to participate in (as are all our employees who meet service requirements under the several plans) our medical and dental health insurance plans, our life insurance plan (benefit equal to $100,000) and long-term disability insurance plan.

The medical and dental plans require a contributory amount to be paid by all participants. While no participant contribution is required for the life insurance plan, we do include the cost of those benefits that exceed $50,000 in participants’ reported income to the Internal Revenue Service. We provide a long-term disability insurance plan under which we pay the insurance premiums. In some cases, our named executive officers and other participants have requested, and been permitted, to pay the premiums themselves, so that any benefits paid upon disability would not be taxable to the participant.

We believe that the several insurance plans we offer are important components of our comprehensive benefit package, which induces employees to remain with us.

Payments at Change of Control or Other Termination

Change in control provisions benefit the Company’s shareholders by assisting with retention during rumored and actual change in control activity when continuity is key to preserving the value of the business.  Other termination benefits are provided based on the time needed by executives of that level to find new employment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
James J. Burke, Jr. (Chairman)
Paul E. Glaske
Charles F. Kalmbach
Alexis P. Michas

Date: March 26, 2009

Executive Compensation

Summary Compensation Table
for Fiscal Year End December 31, 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(1)			(2)	(3)	(4)	(5)	(6)
David F. Carney	2008	405,000	150,000	24,000	59,764	507,959	8,116	1,154,839
Chairman of the Board of Directors and Chief Executive Officer	2007 2006	385,000 375,000	63,000 -	- -	72,367 59,783	77,000 75,000	7,815 7,679	605,182 517,462
Shaun E. McAlmont	2008	315,000	100,000	165,500	219,914	284,497	6,628	1,091,539
President and	2007	300,000	45,000	25,032	226,416	45,000	7,012	648,460
Chief Operating Officer	2006	247,516	108,750	-	125,874	41,250	4,412	527,802
Scott M. Shaw	2008	310,000	100,000	165,500	39,659	291,606	7,655	914,420
Chief Admistrative Officer	2007	293,333	43,500	25,032	52,539	43,500	6,594	464,498
Cesar Ribeiro	2008	295,000	100,000	165,500	175,260	288,559	8,072	1,032,391
Senior Vice President and	2007	275,000	43,750	25,032	197,833	41,250	8,186	591,051
Chief Financial Officer	2006	250,000	-	-	159,767	37,500	8,122	455,389
 __________

(1)           In 2008, the Company had only four executive officers.

(2)           Reflects the value of discretionary cash incentive bonuses paid under the Company’s Annual Incentive Plan.

(3)           Represents the proportionate amount of the total fair value of restricted stock grants recognized by the Company as an expense in 2008 for financial accounting purposes. The fair values of these grants and the amounts expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table beginning on page 15 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

(4)           Represents the proportionate amount of the total fair value of option awards recognized by the Company as an expense in 2008 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table beginning on page 22 of this Proxy Statement, as well as awards granted in 2003 through 2008 for which we continued to recognize expense in 2008.  The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

(5)           Reflects the value of cash incentive bonuses earned under our Annual Incentive Plan.

(6)           Amounts reflected in this column include 401(k) matching contributions for each named executive officer as well as the portion of personal use of a company-owned vehicle by the named executive officers during 2008.

Grants of Plan-Based Awards
for Fiscal Year End December 31, 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
		Threshold	Target	Maximum	or Units	Option Awards
Name	Grant Date	($)	($)	($)	(#)	($)
			(1)	(1)	(2)	(3)
David F. Carney	2/29/2008	-	405,000	607,500	-	-
	2/29/2008	-	-	-	12,000	24,000

Shaun E. McAlmont	2/29/2008	-	236,250	354,375	-	-
	2/29/2008	-	-	-	10,000	20,000

Scott M. Shaw	2/29/2008	-	232,500	348,750	-	-
	2/29/2008	-	-	-	10,000	20,000

Cesar Ribeiro	2/29/2008	-	221,250	331,875	-	-
	2/29/2008	-	-	-	10,000	20,000
__________

(1)           Represents target and maximum payout levels under the Annual Incentive Plan for 2008 performance.  The actual amount of incentive bonus earned by each named executive officer in 2008 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.  The Compensation Committee, in its discretion, may award an amount above the maximum, as discussed in our Compensation Discussion and Analysis.

(2)           Restricted Stock Grants were awarded under the Company’s 2005 Long-Term Incentive Plan.  These grants vest ratably on the first through fifth year anniversary of the grant date.

(3)           Represents the proportionate amount of the total fair value of restricted stock grants recognized by the Company as an expense in 2008 for financial accounting purposes in accordance with FAS 123R.

Oustanding Equity Awards
at Fiscal Year End December 31, 2008

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
						(5)
David F. Carney	279,987	-	3.10	1/1/2012 (1)	-	-
	60,000	-	14.00	11/3/2013 (1)	-	-
	8,334	16,666	11.96	3/1/2017 (2)	-	-
	-	-	-	-	12,000 (4)	159,000

Shaun E. McAlmont	9,000	6,000	20.00	6/23/2020 (1)	-	-
	40,000	20,000	17.92	7/20/2016 (2)	-	-
	6,667	13,333	11.96	3/1/2017 (2)	-	-
	-	-	-	-	40,000 (3)	530,000
	-	-	-	-	10,000 (4)	132,500

Scott M. Shaw	235,500	-	3.10	1/1/2012 (1)	-	-
	50,000	-	14.00	11/3/2013 (1)	-	-
	5,000	10,000	11.96	3/1/2017 (2)	-	-
	-	-	-	-	40,000 (3)	530,000
	-	-	-	-	10,000 (4)	132,500

Cesar Ribeiro	32,000	8,000	25.00	6/7/2014 (1)	-	-
	15,000	-	14.19	12/9/2015 (2)	-	-
	16,667	8,333	17.92	7/20/2016 (2)	-	-
	8,334	16,666	11.96	3/1/2017 (2)	-	-
	-	-	-	-	40,000 (3)	530,000
	-	-	-	-	10,000 (4)	132,500
__________

(1)           Option Awards granted to the Named Executive Officers were granted on the date 10 years prior to the expiration date and vest ratably on the first through fifth year anniversary of the grant date.

(2)           Option Awards granted to the Named Executive Officers were granted on the date 10 years prior to the expiration date and vest ratably on the first through third year anniversary of the grant date.

(3)           Restricted Stock Grants awarded to the Named Executive Officers were awarded on October 30, 2007 and vest ratably on the first through fifth year anniversary of the grant date.

(4)           Restricted Stock Grants awarded to the Named Executive Officers were awarded on February 29, 2008 and vest ratably on the first through fifth year anniversary of the grant date.

(5)           All equity award values are based on a December 31, 2008 closing stock price of $13.25.

Option Exercises and Stock Vested
as of Fiscal Year End December 31, 2008

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Valued Realized on Vesting ($)
Name	(1)
David F. Carney	-	-
Shaun E. McAlmont	10,000	134,700
Scott M. Shaw	10,000	134,700
Cesar Ribeiro	10,000	134,700

Potential Payments Upon Termination and Change in Control

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive if they had been Involuntarily Terminated (as defined in their respective employment agreements), or resigned following a Change in Control, as described below, on December 31, 2008.  This table excludes vested account balances under our 401(k) plan that is generally available to all of our employees:

Severance Payments for Involuntary Termination
December 31, 2008

	Aggregate Severance Pay	Restricted Stock	Stock Options	Welfare Benefits Continuation	Total
	($)	($)	($)	($)	($)
Name		(1)	(1)	(2)
David F. Carney	1,607,959	159,000	21,499	27,233	1,815,691
Shaun E. McAlmont	828,373	662,500	17,200	25,375	1,533,448
Scott M. Shaw	823,955	662,500	12,900	25,333	1,524,688
Cesar Ribeiro	797,669	662,500	21,499	26,152	1,507,820
__________

(1)           Upon a Change in Control, all outstanding stock options granted and restricted stock awarded by us or any of our affiliates to our named executive officers will become fully vested and immediately exercisable on the date of the Change in Control.  The named executive officers would not receive the amounts designated under the “Aggregate Severance Pay” and “Welfare Benefits Continuation” columns.

(2)           Includes the employer portion of the premiums necessary to continue health care coverage and the value of the continued use of an automobile and payment of associated costs by us for one year from the date of termination.

Change In Control. As discussed above under “Employment-Related Arrangements”, upon a Change in Control (as defined in our named executive officers employment agreements), we (or our successor) will continue the employment of our named executive officers, and they will continue performing services for us for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof. Upon a Change in Control, all outstanding stock options granted and restricted stock awarded by us or any of our affiliates to our named executive officers will become fully vested and immediately exercisable on the date of the Change in Control.

During a 30-day period commencing on the first anniversary of the date of the Change in Control, each of our named executive officers will have the right to resign from their employment with us (or our successor) for any reason and receive an amount equal to (i) one times the amount of their base salary, as is then in effect, and (ii) one times the average of their annual bonus paid to him for the two years immediately prior to the year in which such resignation occurs. If, however, such resignation constitutes an Involuntary Termination (as defined below), our named executive officers will receive payments in accordance with an Involuntary Termination.

Employment-Related Arrangements

The employment agreements for each of our named executive officers were amended on January 14, 2009. The descriptions of the employment agreements below reflect these amendments.

Employment Agreement with David F. Carney

Employment Period.    The agreement provides that Mr. Carney will serve as our Chairman and Chief Executive Officer through April 29, 2009 and as Executive Chairman from April 30, 2009 through December 31, 2010.

Compensation and Benefits.    We have agreed that we will compensate Mr. Carney with a minimum annual base salary of $425,000. Mr. Carney will also be eligible to earn an annual bonus for each calendar year during the term of his employment, pursuant to the terms of our MIC Plan in effect for such calendar year.  For a description of the MIC Plan, please see page 10.

Mr. Carney will also be included, to the extent eligible, in all of our employee benefit plans, programs and arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, profit sharing, disability benefits, health and life insurance or vacation and paid holidays) that are established for, or made available to, our senior executives.  In addition, we will furnish Mr. Carney with coverage by our customary director and officer indemnification arrangements, subject to applicable law.

Involuntary Termination.    In the event that during Mr. Carney’s employment term, there is an “Involuntary Termination” (as defined below) of Mr. Carney’s employment, we will pay him: (1) two times the amount of his base salary, as is then in effect; (2) two times the average of his annual bonus; (3) all outstanding reasonable travel and other business expenses incurred as of the date of his termination; and (4) the employer portion of the premiums necessary to continue his health care coverage for the earlier of (A) one year and (B) the date on which he is covered under another group health plan. Mr. Carney will also be entitled to (1) the continued use of an automobile and payment of associated costs by us for the greater of (A) one year and (B) the remainder of his employment term and (2) receive any other accrued compensation and benefits otherwise payable to him as of the date of his termination. All the aforementioned payments would be paid by us in a lump-sum amount no later than 30 days after the date of his termination. This lump sum payment may be deferred for six months, if necessary, to comply with the American Jobs Creation Act of 2004. For purposes of Mr. Carney’s employment agreement, “Involuntary Termination” means the termination of his employment (1) by us (or any successor thereto) without “Cause” (as defined in his employment agreement) or (2) by Mr. Carney for “Good Reason” (as defined in his employment agreement).

Termination for Cause, Death or Disability; Resignation Other than for Good Reason.    In the event that during Mr. Carney’s employment term, Mr. Carney’s employment is terminated by us for Cause, or Mr. Carney resigns from his employment other than for Good Reason, we will pay him (or his estate, if applicable) his accrued but unpaid base salary earned through the date of termination, unreimbursed expenses, plus any other accrued but unpaid employee benefits earned through the date of his termination, including, without limitation, any annual bonus due but not yet paid for a completed calendar year.

Change in Control.    Upon a Change in Control (as defined in his employment agreement), we (or our successor) will continue the employment of Mr. Carney, and Mr. Carney will continue performing services for us for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof. Upon a Change in Control, all outstanding stock options granted and restricted stock awarded by us or any of our affiliates to Mr. Carney will become fully vested and immediately exercisable on the date of the Change in Control.

During a 30-day period commencing on the first anniversary of the date of the Change in Control, Mr. Carney will have the right to resign from his employment with us (or our successor) for any reason and receive an amount equal to (i) one times the amount of his base salary, as is then in effect, and (ii) one times the average of his annual bonus paid to him for the two years immediately prior to the year in which such resignation occurs. If, however, such resignation constitutes an Involuntary Termination (as defined above), he will receive payments in accordance with an Involuntary Termination.  All of the aforementioned payments would be paid by us in a lump-sum amount no later than 30 days after the date of his termination.

Reduction in Payments.    The employment agreement contains an Internal Revenue Code, as amended (the “Code”) Section 280G “cusp” provision. In the event that any payment or distribution by us to or for the benefit of Mr. Carney pursuant to the terms of the employment agreement or otherwise would be considered a “parachute payment” and the amount of the parachute payment, after deduction of all relevant taxes, including excise taxes imposed by Code Section 4999, is less than the amount Mr. Carney would receive if he was paid three times his average “base amount” less $1.00, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. Carney if already paid to him) to an amount that will equal three times his average “base amount” less $1.00.

Noncompetition.    Mr. Carney is subject to a noncompetition restrictive covenant during the term of his employment and for one year thereafter, although the covenant will not apply if his employment is terminated due to an Involuntary Termination or he resigns during the 30-day period commencing on the first anniversary of a Change in Control.

Nonsolicitation.    Mr. Carney is subject to a nonsolicitation restrictive covenant of clients, employees and key consultants during the term of this employment and for one year thereafter.

Confidentiality.    Mr. Carney is subject to a confidentiality restrictive covenant of unlimited duration.

Arbitration.    Any dispute or controversy arising under or in connection with Mr. Carney’s employment agreement that cannot be mutually resolved by him and us will be settled exclusively by arbitration in West Orange, New Jersey. The cost of the arbitration will be borne by the parties in the manner determined by the arbitrators.

Waiver and Release.    Our obligations under Mr. Carney’s employment agreement are subject to Mr. Carney executing and delivering a waiver and release (relating to his release of claims against us) in a form reasonably and mutually agreed upon.

Employment Agreements with Named Executive Officers other than Mr. Carney

The terms of the Company’s employment agreements for Messrs. McAlmont, Shaw and Ribeiro are identical to those set forth in Mr. Carney’s employment agreement described above, except that (a) Mr. McAlmont will serve as President and Chief Operating Officer through April 29, 2009 and as President and Chief Executive Officer from April 30, 2009 through December 31, 2010 and will receive a minimum annual base salary of $375,000; (b) Mr. Shaw will serve as Executive Vice President and Chief Administrative Officer and will receive a minimum annual base salary of $325,000; (c) Mr. Ribeiro will serve as Senior Vice President, Chief Financial Officer and Treasurer, and will receive a minimum annual base salary of $315,000; and (d) in the event of an Involuntary Termination of either of Messrs. McAlmont’s, Shaw’s or Ribeiro’s employment term, each shall only be entitled to receive a payment of one and one half times his base salary and average annual bonus.

Director Compensation

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during 2008:

Director Compensation
for Fiscal Year End December 31, 2008 (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Name		(2)
Peter S. Burgess	47,500	43,711	91,211
James J. Burke, Jr.	38,000	43,711	81,711
Celia H. Currin	36,000	52,219	88,219
Paul E. Glaske	35,000	43,711	78,711
Charles F. Kalmbach	16,500	6,667	23,167
Alexis P. Michas	37,000	43,711	80,711
J. Barry Morrow	33,000	52,219	85,219
Jerry G. Rubenstein	34,000	43,711	77,711
__________

(1)	David F. Carney does not receive any fees or stock awards for his service as a director.

(2)	Represents the compensation costs for financial reporting purposes for the year under FAS 123R.

Compensation of Directors

The Company currently pays each of its non-employee directors annual compensation of $25,000 for services to the Company.  In addition, each non-employee director receives $1,000 per board meeting attended in person or by telephone. The chairman of each committee of the board receives an additional $500 per board meeting attended.  Non-employee directors on committees of the board will each receive an additional payment of $1,000 for each committee meeting attended on a day other than the day of a board meeting for which that director has been compensated. The audit committee chairman will receive an additional $10,000 annual retainer.

Non-employee directors are also eligible to receive awards of restricted stock under the 2005 Non-Employee Directors Restricted Stock Plan (the Restricted Stock Plan) as compensation for their services as directors.

Initial Grant of Restricted Stock.  Pursuant to the Restricted Stock Plan, each non-employee director receives an initial award of shares of restricted stock equal to $60,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant)  for service as a director of the Company on the first day of the calendar month following the month in which such non-employee director becomes a non-employee director.

Annual Grants of Restricted Stock.  The Restricted Stock Plan also provides that, as of the date of each annual meeting, each non-employee director shall automatically receive an award of shares of restricted stock equal to $40,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant) for service as a director of the Company, provided that such non-employee director shall continue to serve as a director of the Company immediately after such annual meeting.  On May 2, 2008, 3,355 shares of common stock were awarded to each of our seven non-employee directors.  The per share fair market value of the common stock on May 2, 2008 was $11.92.   On September 1, 2008, 3,992 shares were awarded to Director Kalmbach.  The per share fair market value of the common stock on September 1, 2008 was $15.03.

All awards of common stock under the Restricted Stock Plan vest ratably on the first, second and third anniversary of the grant date; however, there is no vesting period on the right to vote or the right to receive dividends on these shares.  As of December 31, 2008, there were a total of 84,954 shares awarded under the Restricted Stock Plan of which 37,722 shares are vested.

Audit Committee Report

The Audit Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors.  Management has primary responsibility for preparing the financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls.  The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon management’s internal control assessment and upon the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).  The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm and the internal auditors, separately and together, with and without management present, regarding the Company’s audited financial statements as of December 31, 2008, and for the year then ended and regarding the Company’s internal controls.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380 (Communications with Audit Committees).  Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Company’s independent registered public accounting firm submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees) in which D&T affirmed its independence from the Company.  Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s provision of non-audit services to the Company was compatible with maintaining D&T’s independence.  The Audit Committee concluded that D&T is independent from the Company and its management.

Based upon the considerations described above and subject to the limitations upon the role and responsibilities of the Audit Committee as set forth in the Audit Committee’s Charter, the Audit Committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2008 be included in the Company’s 2008 Annual Report on Form 10-K.

AUDIT COMMITTEE
Peter S. Burgess, Chairman
Celia H. Currin
Charles F. Kalmbach
Jerry G. Rubenstein

Date: March 26, 2009

PROPOSAL NUMBER TWO—APPROVAL OF AN AMENDMENT TO THE COMPANY’S
2005 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

At its February 27, 2009 meeting, the board of directors unanimously approved, subject to shareholder approval, amending the Company’s 2005 Non-Employee Directors Restricted Stock Plan (the “Plan”) to increase the aggregate number of shares of common stock available under the Plan to a total of 300,000 shares.  The Plan was initially adopted in 2005 and, subject to certain adjustments, authorized a maximum of 100,000 shares of our common stock that may be issued for all purposes under the Plan.

As of March 17, 2009, the Company had issued 84,954 shares of the 100,000 shares authorized to date under the Plan.  The Company estimates that an additional 19,000 shares will be issued in 2009.  Accordingly, without this amendment, there would be insufficient authorized shares for all issuances at the 2009 Annual Meeting.

Description of the 2005 Non-Employee Directors Restricted Stock Plan, as Amended

A summary of the principal features of the Plan, as amended, is provided below, but is qualified in its entirety by reference to the full text of the Plan that is attached to this proxy statement as Annex A.

Eligibility.    Only directors who are not employees of our company or any of our subsidiaries may participate in the Plan.   As of the date of this proxy statement, we have eight non-employee directors.

Administration.    The Plan will be administered by our compensation committee or such other committee appointed by our board. Our compensation committee will have the authority to interpret and construe the provisions of the Plan and to make all administrative rules, procedures and determinations with respect to the Plan in accordance with the terms of the Plan. Our compensation committee may designate one or more of our employees to carry out the day-to-day aspects of our compensation committee's responsibilities under the Plan.

Shares Reserved for Issuance.    If amended pursuant to this proposal, the maximum number of shares of our common stock that may be issued for all purposes under the Plan will be increased to an aggregate of 300,000 shares.  Shares of our common stock issued under the Plan may be either treasury shares or authorized and unissued shares. The Plan contains a standard anti-dilution provision.

Awards.    An award of restricted stock or restricted stock units may be made to a non-employee director under the Plan. Awards made under the Plan are granted for no consideration other than the provision of services or for such other consideration as our compensation committee may determine or as may be required by applicable law.

Restricted Stock Awards.    Subject to a deferral election, on the first day of the month following the month in which a non-employee director becomes a non-employee director, a non-employee director will receive a one-time award of restricted shares of our common stock equal to $60,000 (based on the fair market value of a share of our common stock on the date of grant) or such other amount as our compensation committee may determine from time to time.

Subject to a deferral election, as of the date of each annual meeting of our stockholders, each non-employee director will automatically receive an award of restricted shares of our common stock equal to $40,000 (based on the fair market value of a share of common stock on the date of grant). Notwithstanding the foregoing sentence, if a non-employee director (i) will not continue to serve as a director on our board immediately after the relevant annual meeting or (ii) became a director on our board within 60 days or less of the relevant annual meeting, then such non-employee director will not receive any annual award of restricted stock for such year.

An award of restricted stock vests ratably on each of the first, second and third anniversaries of the date of grant, subject to our compensation committee's authority to accelerate the vesting of the award upon a change in control.  Restricted stock will not be transferable until the later of the date on which it becomes vested (other than by the laws of descent and distribution) and six months following the date of grant. A non-employee director will have the right to vote and receive dividends upon receiving an award of restricted stock.

Deferral Election; Restricted Stock Unit Awards.    Each non-employee director will be given the opportunity to make an irrevocable election to defer under our deferral plan (described in detail below) receipt of all or any portion of an award of restricted stock otherwise receivable by him or her. Any such election to defer must be made by the non-employee director within the time specified by our compensation committee no later than December 31 of the taxable year prior to the year in which the applicable award of restricted stock would otherwise be made to such director.

Where a non-employee director makes such a deferral election, he will receive a number of restricted stock units in lieu of, and equal to, the number of shares of restricted stock that is subject to the deferral election. Whereas a restricted stock award results in the immediate distribution of shares of our common stock, which remain subject to applicable vesting and transfer restrictions, a restricted stock unit award is a contractual right to receive shares of our common stock at a later date upon the satisfaction of certain vesting and settlement conditions.

The non-employee director will receive an award of these restricted stock units on the same date that the award of restricted stock subject to the deferral election would have been granted. An award of restricted stock units will vest at a rate of 33 1/3% on each of the first, second and third anniversaries of the date of grant, subject to our compensation committee's authority to accelerate the vesting of the award upon a change in control. Upon an award of restricted stock units, or portion thereof, becoming vested, no shares of common stock will be issued to the non-employee director. Instead, the restricted stock units will be credited to the non-employee director's account under our deferral plan on the applicable vesting date. Any restricted stock units credited to the deferral plan will be held as restricted stock units until such time as they are settled through the delivery of shares of common stock in accordance with the terms and conditions of our deferral plan. In addition, upon an award of restricted stock units, or portion thereof, becoming vested, the non-employee director will be entitled to have any dividend equivalents earned as of the applicable vesting date that correspond to such restricted stock units distributed in whole shares of our common stock.

Restricted stock units will not be transferable (other than by the laws of descent and distribution). A non-employee director will have no rights as a stockholder in our company with respect to restricted stock units held by him until shares of our common stock underlying such units are distributed.

Termination of Service.    In the event that a non-employee director's service on our board terminates, our compensation committee has the authority to accelerate the vesting of an award, which action may be taken at the time of grant or at a subsequent time. In the absence of any action by our compensation committee to the contrary, upon such termination of service, such non-employee director's award will, to the extent unvested, be immediately forfeited as of such date of termination.

Amendment and Termination.    Our board may, at any time, terminate, amend, modify or suspend the directors' plan, except that no amendment may be made (i) where required by applicable law or exchange rules, unless stockholder approval is obtained, or (ii) that adversely alters or affects the rights of a non-employee director with respect to any award outstanding without such director's consent. Unless terminated earlier, the directors' plan will terminate on the tenth anniversary of the date on which it was initially approved by stockholders, except with respect to awards that are then outstanding.

U.S. Federal Tax Consequences.  A non-employee director will not recognize taxable income upon the grant of restricted stock or restricted stock units. Instead, the non-employee director will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the director paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the non-employee director may instead elect to be taxed at the time of grant. If the non-employee director makes such an election, the one year long-term capital gains holding period begins on the date of grant. The Company generally will receive a deduction for any ordinary income recognized by a non-employee director with respect to an award.

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion of U.S. Federal tax consequences, and does not cover other aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

Other Information.  As of March 24, 2009, the closing price of a share of our common stock was $17.24.

Benefits of the Company’s 2005 Non-Employee Directors Restricted Stock Plan

The table below shows restricted stock granted in 2008 to all non-employee directors as a group.  None of the named executive officers or employees is eligible to participate in the Plan.  The grants described in this table are not necessarily indicative of awards that we may grant in the future.

	Dollar Value	Number of Shares
Name and Position	($)
Non-Employee Director Group	339,941	27,477

The board of directors recommends a vote FOR amending of the 2005 Non-Employee Directors Restricted Stock Plan.

PROPOSAL NUMBER THREE—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, which has served as the Company’s independent registered public accounting firm since 1999, to be the Company’s independent registered public accounting firm for the year ending December 31, 2009. Deloitte & Touche LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Deloitte & Touche LLP, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications, including the firm’s performance as independent registered public accounting firm for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence from the Company.

Shareholders will be asked at the annual meeting to ratify the appointment of Deloitte & Touche LLP. If the shareholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2009 if it concludes that such a change would be in the best interests of the Company. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Deloitte & Touche LLP.

Fees Billed by Independent Registered Public Accounting Firm

As more fully described below, all services to be provided by Deloitte & Touche LLP are pre-approved by the Audit Committee, including audit services, tax services and certain other services.

The SEC requires disclosure of fees billed by the Company’s independent registered public accounting firm for certain services.  The following table sets forth the aggregate fees billed to Deloitte & Touche LLP during the years ended December 31, 2008 and 2007:

Fee Category	2008	2007
Audit and Audit Related Fees	$768,550	$722,800
Tax Fees	137,337	95,100
All Other Fees	392,800	25,700

Total Fees	$1,298,727	$843,600

Audit and Audit Related Fees consisted principally of audit services of our consolidated financial statements, review of our quarterly financial statements, services that are normally provided by the independent auditors in connection with statutory and regulatory filings and the audit of management’s report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees consisted principally of professional services rendered by Deloitte & Touche LLP in connection with the Company’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.

All Other Fees consisted of professional services rendered in connection with the Company’s 401(k) and pension plan audits.  In 2008, such fees also included professional services rendered in connection with two registration statements on Form S-3, filed by the Company with the SEC during 2008 and consultation regarding the acquisition of Baran Institute of Technology, Inc.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Deloitte & Touche LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

A majority of the votes cast at the annual meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2008, including the Company’s consolidated financial statements and financial statement schedule, will be mailed to interested shareholders, without charge, upon written request.   Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the Board’s Audit, Compensation, Nominating and Corporate Governance Committees, along with the Company’s Code of Business Ethics and Conduct and Integrity Assurance Program, are available to interested shareholders upon request and are posted on our website at www.lincolnedu.com. Written requests should be sent to Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The board of directors has adopted corporate governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, and director stock ownership guidelines. The board of directors has determined that the following six directors satisfy the Nasdaq Global Market’s independence requirements: Messrs. Burgess, Glaske, Kalmbach, Morrow, Rubenstein and Ms. Currin.

The board of directors has adopted an Integrity Assurance Program – A Code of Business Ethics and Conduct that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC and Nasdaq Global Market rules requiring a code of ethics for a company’s directors, officers and employees. A copy of the Integrity Assurance Program – A Code of Business Ethics and Conduct is posted on our website at www.lincolnedu.com. The Audit Committee must approve any requests for amendments to or waivers from the Integrity Assurance Program with respect to directors and executive officers and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the SEC and the Nasdaq Global Market on the Company’s website.

Transactions with Related Persons

The Company recognizes that related person transactions present a heightened risk of conflicts of interest.  As a general matter, it is the preference of the Company to avoid related person transactions.  The term “related person transaction” refers to a transaction required to be disclosed pursuant to Item 404 of Regulation S-K, under the Securities Act of 1933, as amended.

Nevertheless, the Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders.  As a result, pursuant to the Company’s Audit Committee (the “Committee”) written charter, the Committee is charged with the responsibility to review and approve all related person transactions on an ongoing basis.  All such transactions must be approved in advance by the Audit Committee.

In addition, the Company’s Code of Business Ethics and Conduct (the “Code of Conduct”) contains policies and procedures with respect to conflicts of interest and related person transactions.  The Code of Conduct requires that all directors, officers, employees and certain other persons subject to the Code of Conduct, adhere to it and prohibits certain arrangements that may be relevant to related person transactions including, but not limited to, prohibitions against: obtaining a substantial interest in any entity which does or seeks to do business with, or is a competitor of, the Company; entering into various arrangements (including family or other relationships) which might dissuade such director, officer, employee or other person from acting in the best interest of the Company; entering into a financial transaction or relationship with a student, prospect, vendor, agent or competitor of the Company; benefiting, or seeking to benefit, (directly or indirectly) from such person’s position with the Company from any sale, purchase or other activity of the Company; using Company property or information for personal gain; obtaining loans or guarantees for personal obligation from the Company; and competing with the Company.

On May 12, 2008, we repurchased from Five Mile River Capital Partners and Steven W. Hart an aggregate 100,000 shares of our common stock for $11.25 per share for a total cost of $1.1 million.  Hart Capital LLC is the managing member of Five Mile River Capital Partners LLC, our second largest stockholder.  Steven W. Hart is the owner and president of Hart Capital LLC and is a former member of our board of directors.  At the time of the transaction Hart Capital beneficially owned, through Five Mile River Capital LLC, 8.3% of our outstanding shares of common stock.

On October 15, 2007, we entered into a Separation and Release Agreement with Lawrence E. Brown, our former Vice Chairman.  Under this agreement Mr. Brown’s employment terminated as of the close of business on October 31, 2007.  For a period of 14 months following the date of separation of employment, Mr. Brown continued to provide transitional services to us, not to exceed ten hours per month.  In consideration for a release of claims, we paid Mr. Brown a lump sum cash payment of $0.5 million and reimbursed Mr. Brown for the employer-portion of the premiums due for continuation of coverage under COBRA through December 31, 2008.  Mr. Brown was entitled to the use of his automobile and reimbursement of associated costs by us through December 31, 2008.  In addition, pursuant to the terms of the agreement, Mr. Brown agreed to be subject to certain restrictive covenants, which, among other things, prohibited him for the duration of 14 months following the date of separation of employment, from (i) competing against us and (ii) soliciting our or any of our affiliates’ or subsidiaries’ employees, consultants, clients or customers through December 31, 2008.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals that are intended to be presented at the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than November 27, 2009 in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Shareholder proposals and shareholder nominations for election to the board of directors must also comply with the current advance notice and other requirements set forth in the Company’s bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between October 28, 2009 and November 27, 2009 based on this year’s notice mailing date of March 27, 2009).

COMMUNICATING WITH THE BOARD OF DIRECTORS

You may contact any non-employee director, or the entire board, at any time. Your communication should be sent to the Lincoln Educational Services Corporation Board of Directors – Non-Employee Directors, c/o Corporate Secretary, Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

Communications are distributed to the board, or any board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the board will be excluded, such as spam and other junk mail, resumes and other job inquiries, surveys and business solicitations or advertisements.

Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any non-employee director any communication that is filtered in accordance with the process described above, at that director’s request.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless stockholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple stockholders in each household who share an address. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Lincoln Educational Services Corporation, c/o Corporate Secretary, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, telephone (973) 736-9340. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER INFORMATION

Proxy authorizations submitted via the Internet must be received by 5:00 p.m. (Eastern Time) on April 29, 2009. To give your proxy authorization via the Internet, please read the instructions accompanying the enclosed proxy card. Costs associated with electronic access, such as from access providers, will be borne by the shareholder.

By Order of the Board of Directors

/s/ Kenneth M. Swisstack
Kenneth M. Swisstack
Corporate Secretary
West Orange, New Jersey
March 27, 2009

Annex A

LINCOLN EDUCATIONAL SERVICES CORPORATION
2005 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

1.	Purpose of the Plan

The Plan is intended to encourage ownership of Common Stock by Non-Employee Directors of the Company, upon whose judgment and interest the Company is dependent for its successful operation and growth, in order to increase their proprietary interest in the Company’s success and to encourage them to serve as directors of the Company.

2.	Definitions and Rules of Construction

(a)	Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Award” means an award of Restricted Stock or Restricted Stock Units made pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award.  An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Non-Employee Director.

“Board” means the Board of Directors of the Company, including any directors who may be participants in the Plan.

“Change in Control” means a “Change in Control” as defined in the Company’s 2005 Long-Term Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, no par value per share, or such other class of share or other securities as may be applicable under Section 9(b) hereof.

“Company” means Lincoln Education Services Corporation, or any successor to substantially all of its business.

“Date of Grant” means the date on which a Non-Employee Director is granted an Award.

“Deferral Election” means a Non-Employee Director’s irrevocable, written election to defer his Award of Restricted Stock in accordance with Section 8 hereof.

“Deferral Plan” means the Company’s 2005 Deferred Compensation Plan or any successor plan thereto.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable.

“Non-Employee Director” means a director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Plan” means this Lincoln Educational Services Corporation 2005 Non-Employee Directors Restricted Stock Plan, as described herein.

“Plan Limit” has the meaning assigned to such term in Section 5 hereof.

“Restricted Stock” means restricted shares of Common Stock granted to a Non-Employee Director pursuant to Section 7 hereof.  One share of Restricted Stock corresponds to one share of Common Stock.

“Restricted Stock Units” mean a contractual right to receive shares of Common Stock at a subsequent date upon satisfaction of the conditions to vesting and settlement pursuant to Section 8 hereof.  One Restricted Stock Unit corresponds to one share of Common Stock.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a Subsidiary for purposes of the Plan.

“Vesting Date” has the meaning assigned to such term in Section 8(c) hereof.

(b)
Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

(a)
Authority.  Subject to the provisions of Section 12 hereof, the Committee shall have authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan, including, without limitation, factual and legal determinations; provided, however, that no such interpretation or determination shall change or affect the selection of persons eligible to receive an Award under the Plan, the number of shares authorized under the Plan or the terms and conditions thereof.  The interpretation and construction by the Committee of any provision of the Plan or of any Award Document shall be final, binding and conclusive on all parties.

(b)	Delegation. The Committee may designate one or more employees of the Company to carry out the day-to-day aspects of the Committee’s responsibilities under such conditions as it may set.

4.	Eligibility

Awards under the Plan shall be granted pursuant to the provisions hereof to persons who are Non-Employee Directors.

5.	Plan Limit

Subject to Section 9(b) hereof, the Company is authorized to issue up to 300,000 shares of Common Stock under the Plan (the “Plan Limit”).  Such shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

6.	Awards in General

(a)
General.  The terms and conditions of each Award shall be set forth in an Award Document, which shall contain terms and conditions not inconsistent with the Plan.  Each Award made to a Non-Employee Director under the Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.

(b)
Effect of Termination of Service.  Notwithstanding any provision of the Plan to the contrary, in the event that a Non-Employee Director’s service on the Board terminates, the Committee shall have full authority and discretion to accelerate the vesting of an Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time.  In the absence of any action by the Committee to the contrary, upon such termination of service, the Non-Employee Director’s Award shall, to the extent unvested, be immediately forfeited as of such date of termination of service.  The date of a Non-Employee Director’s termination of service from the Board for any reason shall be determined in the sole discretion of the Committee.

7.	Terms and Conditions of Restricted Stock Awards

The terms of this Section 7 are subject to the terms and provisions set forth above in Section 6.

(a)
Initial Grant of Restricted Stock.  Subject to the provisions of Section 8, each Non-Employee Director shall receive an Award of shares of Restricted Stock equal to $60,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant) or such other amount as the Committee may determine from time to time for service as a director of the Company on the first day of the calendar month following the month in which such Non-Employee Director becomes a Non-Employee Director.

(b)
Annual Grants of Restricted Stock.  Subject to the provisions of Sections 7 and 8, as of the date of each Annual Meeting commencing in 2006, each Non-Employee Director shall automatically receive an Award of shares of Restricted Stock equal to $40,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant) for service as a director of the Company, provided that such Non-Employee Director shall continue to serve as a director of the Company immediately after such Annual Meeting, provided further that if a person is elected, appointed or otherwise becomes a Non-Employee Director during a period of 60 days prior to the Annual Meeting in any year, then such Non-Employee Director shall not receive any Award of Restricted Stock pursuant to this Section 7(b) for such year.

(c)
Vesting.  An Award of Restricted Stock shall vest and become nonforfeitable at a rate of 33 1/3% on each of the first, second and third anniversaries of the Date of Grant (subject to early vesting, if so provided by the Committee in its sole discretion in the applicable Award Document or at a subsequent time, upon a Change in Control of the Company).

(d)
Issuance of Shares.  A certificate representing the whole shares of Common Stock covered by an Award of Restricted Stock shall be issued in the Non-Employee Director’s name, subject to the terms and conditions of the Plan and the applicable Award Document, promptly after the Date of Grant, and such a Non-Employee Director shall be deemed to own such number of whole shares of Common Stock, including, without limitation, for purposes of dividends and voting, as of the Date of Grant.  The Board may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Eligible Director shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award of Restricted Stock.

(e)
Restrictions on Transfer of Restricted Stock.  Unless the Committee determines otherwise, Restricted Stock shall not be transferable other than by the laws of descent and distribution until such Restricted Stock has vested pursuant to Section 7(c) but, in no event, prior to the expiration of a period of six (6) months from the Date of Grant.

8.	Deferral Election; Terms and Conditions of Restricted Stock Unit Awards

The terms of this Section 8 are subject to the terms and provisions set forth above in Section 6.

(a)
Deferral Election.  Notwithstanding any provision of Section 7, each Non-Employee Director shall be given the opportunity to irrevocably elect to defer under the Deferral Plan receipt of all or any portion of an Award of Restricted Stock otherwise receivable by him under paragraph (a) or (b) of Section 7 through a Deferral Election.  Any Deferral Election must be made by a Non-Employee Director within the requisite time specified by the Committee, but in no event later than December 31 of the taxable year prior to the year in which the applicable Award of Restricted Stock is granted to such Non-Employee Director.

(b)
Grant of Restricted Stock Units.  When a Non-Employee Director makes a Deferral Election, he shall receive a number of Restricted Stock Units in lieu of, and equal to, the number of shares of Restricted Stock that is subject to such Deferral Election.  The Non-Employee Director shall receive an Award of these Restricted Stock Units on the same date that the Award of Restricted Stock subject to the Deferral Election otherwise would have been granted to him under paragraph (a) or (b), as applicable, of Section 7.  Except as otherwise provided by the Committee in any Award Document, the terms and conditions applicable to an Award of Restricted Stock Units are described in this Section 8.

(c)
Vesting.  An Award of Restricted Stock Units shall vest and become nonforfeitable at a rate of 33 1/3% on each of the first, second and third anniversaries of the Date of Grant (each, a “Vesting Date”) (subject to early vesting, if so provided by the Committee in its sole discretion in the applicable Award Document or at a subsequent time, including, without limitation, upon a Change in Control of the Company).

(d)
No Issuance of Shares; Deferral.  Subject to Section 8(f), upon an Award of Restricted Stock Units, or a portion thereof, becoming vested, no shares of Common Stock shall be issued to the Non-Employee Director.  Instead, the Restricted Stock Units shall be credited, without any further action on the part of the Non-Employee Director, to the Non-Employee Director’s deferred compensation account under the Deferral Plan on the applicable Vesting Date.  Any Restricted Stock Units credited to the Deferral Plan shall be held in the Deferral Plan as Restricted Stock Units until such time as they are settled through the delivery of shares of Common Stock in accordance with the terms and conditions of the Deferral Plan.

(e)	Restrictions on Transfer of Restricted Stock Units. Unless the Committee determines otherwise, Restricted Stock Units shall not be transferable other than by the laws of descent and distribution.

(f)
Dividend Equivalent Payments.  Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the shares of Common Stock underlying an Award of Restricted Stock Units, or a portion thereof, before such Restricted Stock Units are credited to the Deferral Plan in accordance with the terms of Section 8(d), the Company shall maintain a bookkeeping record to which such amount of the dividend or distribution in respect of such shares of Common Stock shall be credited to an account for the Non-Employee Director and distributed in whole shares of Common Stock at the time the Award, or portion thereof is vested.

(g)
No Rights as a Stockholder.  Except as otherwise provided by the Committee in the applicable Award Document, a Non-Employee Director shall have no rights as a stockholder with respect to any Awards of Restricted Stock Units or any value thereof deferred under the Deferral Plan.

9.	No Restriction on Right of Company to Effect Corporate Changes

(a)
Authority of the Company and Stockholders.  The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)
Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5 hereof may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions to which the underlying Award is subject.

10.	Miscellaneous

(a)
Tax Withholding.  The Company shall require as a condition to delivery of shares of Common Stock that the Non-Employee Director remit an amount sufficient to satisfy all applicable tax withholding requirements (if any) and any or all indebtedness or other obligation of the Non-Employee Director to the Company or any of its Subsidiaries.

(b)
No Right to Continued Directorship.  Nothing in the Plan shall confer upon any Non-Employee Director the right to continue as a director of the Company or affect any right that the Company or any Non-Employee Director may have to terminate the service of such Non-Employee Director.

(c)
Section 16(b) of the Exchange Act.  The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act.  Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(d)
Securities Law Restrictions.  The Committee may require each Non-Employee Director purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Non-Employee Director is acquiring the shares of Common Stock for investment purposes and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares of Common Stock are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)	Governing Law. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

(f)
Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(g)
Section 409A of the Code.  If any provision of the Plan or an Award Document contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Document shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

11.	Term of the Plan

Unless earlier terminated pursuant to Section 12 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding.

12.	Amendment and Termination

The Plan may be terminated and may be modified or amended by the Board at any time and from time-to-time; provided, however, that (i) no modification or amendment shall be effective without stockholder approval if such approval is required by law or under the rules of Nasdaq or the stock exchange on which the shares are listed, and (ii) no such termination, modification, or amendment of the Plan shall adversely alter or affect the terms of any then outstanding Awards previously granted hereunder without the consent of the holder thereof.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (a) comply with, or take into account changes in applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION

April 30, 2009

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

v FOLD AND DETACH HERE AND READ THE REVERSE SIDE v

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1.	Election of Directors:

☐ Peter S. Burgess	☐ James J. Burke, Jr.
☐ David F. Carney	☐ Celia H. Currin
☐ Paul E. Glaske	☐ Charles F. Kalmbach
☐ Shaun E. McAlmont	☐ Alexis P. Michas
☐ J. Barry Morrow	☐ Jerry G. Rubenstein

FOR ALL NOMINEES	WITHHOLD AUTHORITY	FOR ALL EXCEPT (See instructions below)
☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space to the left. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2.	Amendment of the Company’s 2005 Non-Employee Directors Restricted Stock Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority to the proxies.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Proxy For Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), hereby appoints David F. Carney and Cesar Ribeiro, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, April 30, 2009, at 10:00 a.m., local time, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.